Exhibit 99.1  Press Release

FOR IMMEDIATE RELEASE

RadNet Reports Second Quarter Financial Results and Reaffirms 2010 Full-Year Guidance

●	Revenue for the quarter was $139.0 million and Adjusted EBITDA(1) was $27.4 million; increases of 6.0% and 1.6%, respectively, over the prior year’s quarter

●	On a sequential basis, compared with the first quarter of 2010, Revenue and Adjusted EBITDA(1) increased 11.9% and 33.7%, respectively

●	Procedural volumes show improvement; Overall procedural volumes increased 4.7% over the prior year’s quarter and 10.7% sequentially compared with the first quarter of 2010

●
RadNet’s per share net loss of $(0.32) for the quarter(compared with a per share loss of $(0.01)in the prior year) is primarily the result of a $9.9 million loss, or$(0.27) per share, on extinguishment of debt resulting from our recent refinancing transaction and a $1.5 million non-cash charge, or $(0.04) per share, from our interest rate swaps

●
Recent refinancing transaction has brought total liquidity to approximately $195 million, inclusive of $20.5 million of cash balance, $100 million available revolving credit facility and the $75 million accordion feature of our senior secured loans

LOS ANGELES, Calif., August 9, 2010 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 191 fully-owned and operated outpatient imaging centers, today reported financial results for its second quarter of 2010.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented “We are pleased with the improvements we saw in our financial and operating results this quarter from our first quarter’s performance.  Our Revenue, Adjusted EBITDA(1) and aggregate procedural volumes increased by double-digit growth rates from the first quarter of this year.  Furthermore, our Revenue, Adjusted EBITDA(1)  and procedural volumes in the second quarter exceeded last year’s second quarter levels.”

Dr. Berger continued, “There has been much publicly written about the fact that physician office visits in 2010 have decreased on average between 5% and 10% as compared with the first six months of last year.  The recent experiences of our marketing and sales teams, who call on physician offices, support these findings.  Despite this, our same center performance has exceeded these industry metrics, which suggests that we are gaining market share in our core regions and illustrates the strength of our operating model.”

“The challenging operating environment has brought us new opportunities to expand our business through acquisitions and to broaden the scope of our product and service offering.  During the quarter, we completed important acquisitions of Truxtun Medical Group and of certain assets from the Sonix Medical Resources bankruptcy proceeding,” added Dr. Berger.  “Our competitors continue to experience significant procedural volume decreases, reduced access to available capital financing and financial pressure from lower reimbursement and cost structures that lack economies of scale.  In contrast, RadNet remains a strong cash flow generator, with almost $200 million in liquidity under our existing capital structure.   As such, we believe we are well positioned to capitalize on business and acquisition opportunities.”

Second Quarter Financial Results

For the second quarter of 2010, RadNet reported Revenue, Adjusted EBITDA(1) and Net Loss of $139.0 million, $27.4 million and $(11.8) million, respectively.  Revenue increased $7.8 million (or 6.0%), Adjusted EBITDA(1) increased $0.4 million (or 1.6%) and Net Loss increased $11.4 million, respectively, over the second quarter of 2009.  On a sequential basis, compared to the first quarter of 2010, Revenue increased $14.8 million (or 11.9%), Adjusted EBITDA(1) increased $6.9 million (or 33.7%) and Net Loss increased $7.6 million, respectively.  Net Loss for the second quarter was $(0.32) per share, compared to a Net Loss of $(0.01) per share in the second quarter of 2009 (based upon a weighted average number of fully diluted shares outstanding of 36.9 million and 35.9 million for these periods in 2010 and 2009, respectively).  Affecting Net Loss in the second quarter of 2010 were certain non-cash expenses and non-recurring items including:  $9.9 million loss on extinguishment of debt related to the write-off of deferred financing fees associated with our refinanced credit facilities; $1.5 million non-cash loss on the fair value adjustments and related amortization of interest rate swaps associated with the Company’s credit facilities, $1.2 million of non-cash employee stock compensation expense resulting from the vesting of certain options and warrants; $435,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $51,000 loss on the disposal of certain capital equipment; and $695,000 of non-cash Deferred Financing Expense related to the amortization of financing fees paid as part of our new credit facilities and senior unsecured notes.  The aggregate affect of these items totaled $(0.37) per share during the quarter.

For the second quarter of 2010, as compared to the prior year’s second quarter, MRI volume increased 6.5%, CT volume decreased 1.6% and PET/CT volume decreased 3.5%.  Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 4.7% over the prior year’s second quarter.  On a same-center basis, including only those centers which were part of RadNet for both the second quarters of 2010 and 2009, MRI volume decreased 2.9%, CT volume decreased 10.0% and PET/CT volume decreased 5.1%.  Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, decreased 4.1% over the prior year’s same quarter.

Dr. Berger continued, “The refinancing transaction we completed this quarter was a transforming capital event for our Company.  It has substantially increased our financial flexibility and has favorably positioned us to participate in the accelerating consolidation of our industry.”

“We are very focused on initiatives designed to improve our operating margins.  As our industry continues to experience procedural volume pressure from economic and healthcare industry factors, we will continue to drive down costs from our business.  Scale and breadth of service offering are becoming increasingly important in our industry to create efficiency,” concluded Dr. Berger.

Six Month Financial Results

For the six months ended June 30, 2010, RadNet reported Revenue, Adjusted EBITDA(1) and Net Loss of $263.1 million, $53.3 million and $(15.9) million, respectively.  Revenue increased $4.0 million (or 1.5%), Adjusted EBITDA(1) decreased $5.4 million (or 10.1%) and Net Loss increased $14.7 million, respectively, over the first six months of 2009.  Net Loss for the six month period ended June 30, 2010 was $(0.43) per share, compared to a Net Loss of $(0.03) per share in corresponding six month period of 2009 (based upon a weighted average number of fully diluted shares outstanding of 36.6 million and 35.9 million for these periods in 2010 and 2009, respectively).  Affecting Net Loss in the first six months of 2010 were certain non-cash expenses and non-recurring items including:  $9.9 million loss on extinguishment of debt related to the write-off of deferred financing fees associated with our refinanced credit facilities; $1.5 million non-cash loss on the fair value adjustments and related amortization of interest rate swaps associated with the Company’s credit facilities, $2.0 million of non-cash employee stock compensation expense resulting from the vesting of certain options and warrants; $567,000 of severance paid in connection with headcount reductions; $155,000 loss on the disposal of certain capital equipment; and $1.4 million of non-cash Deferred Financing Expense related to the amortization of financing fees paid as part of our new credit facilities and senior unsecured notes. The aggregate affect of these items totaled $(0.42) per share during the quarter.

2010 Guidance:

For its 2010 fiscal year, RadNet reaffirms its previously announced guidance ranges as follows:

Revenue	$540 million - $560 million
Adjusted EBITDA(1)	$107 million - $111 million
Capital Expenditures	$34 million - $38 million
Cash Interest Expense	$42 million - $47 million
Free Cash Flow(2)	$25 million - $35 million

Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call today at 10:30 a.m. Eastern Daylight Time.  During the call, management will discuss the Company's 2010 second quarter financial results.

Conference Call Details:

Date: Monday, August 9, 2010
Time: 10:30 a.m. EDT
Dial In-Number: 1-888-490-2763
International Dial-In Number: 1-719-457-2657

It is recommended that participants dial in approximately five to ten minutes prior to the start of the 10:30 a.m. call.  A telephonic replay of the conference call may be accessed approximately two hours after the call through August 16, 2010, by dialing 1-877-870-5176 or 1-858-384-5517 for international callers and entering the replay access code 7320194.

There will also be a simultaneous live webcast of the conference call which can be accessed under "News " in the RadNet Investor Relations section of the company website at www.radnet.com or you may use the link audio feed and archived recording of the conference call available at http://viavid.net/dce.aspx?sid=000078D1.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results.  The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance.  The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters.  Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is a national market leader providing high-quality, cost-effective diagnostic imaging services through a network of 191 fully-owned and operated outpatient imaging centers.  RadNet’s core markets include California, Maryland, Delaware, New Jersey and New York.  Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 4,000 employees.  For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating acquired operations, successfully achieving 2010 financial guidance, achieving cost savings, continuing to grow its business by generating patient referrals and contracts with radiology practices, and receiving third-party reimbursement for diagnostic imaging services, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

Alliance Advisors, LLC

Alan Sheinwald, President

914-669-0222

asheinwald@allianceadvisors.net

RADNET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS EXCEPT SHARE DATA)

	June 30,	December 31,
	2010	2009
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$20,476	$10,094
Accounts receivable, net	94,351	87,825
Prepaid expenses and other current assets	13,068	9,990
Total current assets	127,895	107,909
PROPERTY AND EQUIPMENT, NET	187,924	182,571
OTHER ASSETS
Goodwill	124,178	106,502
Other intangible assets	52,852	54,313
Deferred financing costs, net	16,544	8,229
Investment in joint ventures	16,815	18,741
Deposits and other	2,792	2,406
Total assets	$529,000	$480,671
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$72,556	$69,641
Due to affiliates	3,450	7,456
Current portion of notes payable	8,539	6,927
Current portion of deferred rent	654	560
Obligations under capital leases	11,323	14,121
Total current liabilities	96,522	98,705
LONG-TERM LIABILITIES
Deferred rent, net of current portion	10,363	8,920
Deferred taxes	277	277
Notes payable, net of current portion	481,934	416,699
Obligations under capital leases, net of current portion	8,628	13,568
Other non-current liabilities	19,611	17,263
Total liabilities	617,335	555,432
COMMITMENTS AND CONTINGENCIES

EQUITY DEFICIT
Common stock - $.0001 par value, 200,000,000 shares authorized;
36,979,725 and 36,259,279 shares issued and outstanding at
June 30, 2010 and December 31, 2009, respectively	4	4
Paid-in-capital	160,225	156,758
Accumulated other comprehensive loss	(2,754)	(1,588)
Accumulated deficit	(245,856)	(229,989)
Total Radnet, Inc.'s equity deficit	(88,381)	(74,815)
Noncontrolling interests	46	54
Total equity deficit	(88,335)	(74,761)
Total liabilities and equity deficit	$529,000	$480,671

RADNET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT SHARE DATA)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

NET REVENUE	$138,951	$131,146	$263,129	$259,149

OPERATING EXPENSES
Operating expenses	106,205	99,716	204,844	196,729
Depreciation and amortization	13,876	13,212	27,151	26,386
Provision for bad debts	8,468	8,369	16,145	16,343
Loss on sale of equipment	51	277	155	303
Severance costs	435	340	567	357

Total operating expenses	129,035	121,914	248,862	240,118

INCOME FROM OPERATIONS	9,916	9,232	14,267	19,031

OTHER EXPENSES
Interest expense	12,729	12,578	22,696	26,171
Loss on extinguishment of debt	9,871	-	9,871	-
Gain on bargin purchase	-	(1,387)	-	(1,387)
Other expenses	1,150	792	1,150	418

Total other expenses	23,750	11,983	33,717	25,202

LOSS BEFORE INCOME TAXES AND EQUITY
IN EARNINGS OF JOINT VENTURES	(13,834)	(2,751)	(19,450)	(6,171)
Provision for income taxes	128	(13)	(206)	(50)
Equity in earnings of joint ventures	1,971	2,453	3,832	5,088
NET LOSS	(11,735)	(311)	(15,824)	(1,133)
Net income attributable to noncontrolling interests	21	25	43	45
NET LOSS ATTRIBUTABLE TO RADNET, INC.
COMMON STOCKHOLDERS	$(11,756)	$(336)	$(15,867)	$(1,178)

BASIC AND DILUTED NET LOSS PER SHARE
ATTRIBUTABLE TO RADNET, INC.
COMMON STOCKHOLDERS	$(0.32)	$(0.01)	$(0.43)	$(0.03)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	36,916,905	35,924,279	36,641,953	35,920,246

RADNET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(unaudited)

	Six Months Ended
	June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(15,824)	$(1,133)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	27,151	26,386
Provision for bad debts	16,145	16,343
Equity in earnings of joint ventures	(3,832)	(5,088)
Distributions from joint ventures	5,758	4,363
Deferred rent amortization	1,537	374
Deferred financing cost interest expense	1,365	1,340
Amortization of bond discount	51	-
Loss on sale of equipment	155	303
Loss on extinguishment of debt	9,871	-
Gain on bargin purchase	-	(1,387)
Stock-based compensation	2,027	2,224
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(18,967)	(13,863)
Other current assets	(2,990)	2,211
Other assets	(386)	328
Accounts payable and accrued expenses	435	478
Net cash provided by operating activities	22,496	32,879

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(29,809)	(3,917)
Proceeds from sale of imaging facilities		650
Purchase of property and equipment	(20,818)	(15,594)
Purchase of equity interest in joint ventures	-	(315)
Net cash used in investing activities	(50,627)	(19,176)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(11,334)	(11,666)
Repayment of debt	(412,000)	-
Proceeds from borrowings	482,360	-
Deferred financing costs	(17,239)	-
Distributions paid to noncontrolling interests	(51)	(59)
Payments on line of credit	-	(336)
Payments to counterparties of cash flow hedges	(3,272)	(1,642)
Proceeds from issuance of common stock	49	-
Net cash provided by (used in) financing activities	38,513	(13,703)

NET INCREASE IN CASH AND CASH EQUIVALENTS	10,382	-
CASH AND CASH EQUIVALENTS, beginning of period	10,094	-
CASH AND CASH EQUIVALENTS, end of period	$20,476	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$16,857	$21,832

RADNET, INC.
RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO ADJUSTED EBITDA(1)
(IN THOUSANDS)

	Three Months Ended
	June 30,
	2010	2009

Income from Operations	$9,916	$9,232
Plus Depreciation and Amortization	13,876	13,212
Plus Equity in Earnings of Joint Ventures	1,971	2,453
Plus Non Cash Employee Stock Compensation	1,208	1,515
Plus Loss on Sale of Equipment	51	277
Less Net Income Attributable to Noncontrolling Interests	(21)	(25)
Subtotal	27,001	26,664
Plus Severance Costs	435	340
Adjusted EBITDA(1)	$27,436	$27,004

	Six Months Ended
	June 30,
	2010	2009

Income from Operations	$14,267	$19,031
Plus Depreciation and Amortization	27,151	26,386
Plus Equity in Earnings of Joint Ventures	3,832	5,088
Plus Non Cash Employee Stock Compensation	2,027	2,224
Plus Loss on Sale of Equipment	155	303
Less Net Income Attributable to Noncontrolling Interests	(43)	(45)
Subtotal	47,389	52,987
Plus Severance Costs	567	357
Adjusted EBITDA(1)	$47,956	$53,344

RADNET PAYMENTS BY PAYORS *

	Three Months Ended June 30, 2010	Three Months Ended March 31, 2010	Three Months Ended December 31, 2009

Commercial Insurance	55.5	55.9	55.9
Medicare	19.5	19.2	19.7
Capitation	15.6	15.2	15.3
Workers Compensation/Personal Injury	4.1	3.9	3.4
Medicaid	3.0	3.1	3.4
Other	2.3	2.6	2.3
	100.0	100.0	100.0

RADNET PAYMENTS BY MODALITY *

	Three Months Ended June 30, 2010	Three Months Ended March 31, 2010	Three Months Ended December 31, 2009

MRI	34.4	34.3	33.9
CT	17.5	17.8	19.0
PET/CT	6.2	6.4	5.9
X-ray	10.1	10.0	9.7
Ultrasound	10.9	10.6	10.4
Mammography	15.9	15.8	16.4
Nuclear Medicine	1.7	1.8	1.4
Other	3.2	3.3	3.2
	100.0	100.0	100.0

RADNET AVERAGE PAYMENTS BY MODALITY *

	Three Months Ended June 30, 2010	Three Months Ended March 31, 2010	Three Months Ended December 31, 2009

MRI	$500	$501	$502
CT	306	306	307
PET/CT	1,495	1,495	1,492
X-ray	40	40	40
Ultrasound	108	107	109
Mammography	134	135	134
Nuclear Medicine	322	323	321
Other	125	126	125

Note
* Based upon global payments received from consolidated Imaging Centers from that year's dates of service.
Excludes payments from hospital contracts, Breastlink, Center Management Fees and other miscellaneous operating activities.

Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the disposal of equipment, other income or loss, debt extinguishments and non-cash equity compensation.  Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure.  Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt.  Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid.  Free Cash Flow is a non-GAAP financial measure.  The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.